EXHIBIT 11


                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)

                                        1996          1995           1994
                                      -------------------------------------
PRIMARY EARNINGS PER SHARE
INCOME:
  Income from continuing
   operations........................$   6,710     $   6,172      $   2,396
  Income from discontinued
   operations, net...................    1,048         2,028          1,839
                                      --------      --------       --------
  Net income.........................$   7,758     $   8,200      $   4,235
                                      ========      ========       ========
SHARES:
  Weighted average common
   shares outstanding................    7,432         7,597          7,859
  Shares assumed issued for options..       47            11              -
                                      --------      --------       --------
  Average common and common
   equivalents shares outstanding....    7,479         7,608          7,859
                                      ========      ========       ========
 INCOME PER SHARE:
  Primary income per share from
   continuing operations.............$     .90     $    0.81      $    0.30
  Primary income per share from
   discontinued operations...........      .14           .27            .24
                                      --------      --------       --------
  Primary net income per share.......$    1.04     $    1.08      $    0.54
                                      ========      ========       ========

FULLY DILUTED EARNINGS PER SHARE (A)
 USE OF PROCEEDS:
  Assumed exercise of warrants.......$  32,182    $   32,182     $   32,676
  Assumed exercise of options........    2,405         2,204            133
  Repurchase of treasury stock at
   average market price of $8.29,
   $6.64 and $6.14, respectively.....  (12,322)      (10,119)        (9,650)
  Assumed payment of debt
   outstanding.......................   (8,888)      (13,311)       (14,730)
                                      --------     ---------      ---------
  Assumed balance to be invested.....$  13,377    $   10,956     $    8,429
                                      ========     =========      =========
 INCOME:
  Net income from continuing
   operations........................$   6,710    $    6,172     $    2,396
  Pro-forma interest income..........    1,003           876            674
  Pro-forma reduction of
    interest expense.................      667         1,065          1,031
                                      --------     ---------      ---------
  Adjusted net income from
   continuing operations.............    8,380         8,113          4,101
  Income from discontinued
   operations, net...................    1,048         2,028          1,839
                                      --------     ---------      ---------
  Adjusted net income................$   9,428    $   10,141     $    5,940
                                      ========     =========      =========
 SHARES:
  Weighted average shares
   outstanding.......................    7,432         7,597          7,859
  Shares assumed issued for warrants.    1,966         1,817          1,844
  Shares assumed issued for options..      338           316             18
  Treasury stock assumed purchased...   (1,486)       (1,519)        (1,571)
                                      --------     ---------      ---------
  Adjusted average shares
   outstanding.......................    8,250         8,211          8,150
                                      ========     =========      =========
 INCOME PER SHARE:
  Fully diluted income per share
   from continuing operations........$    1.01    $     0.99      $    0.50
  Fully diluted income per share
   from discontinued operations......      .13           .25            .23
                                      --------     ---------       --------
  Fully diluted net income per share $    1.14    $     1.24      $    0.73
                                      ========     =========       ========

(A) The fully diluted earnings per share calculation, utilizing the treasury stock method as prescribed by paragraphs 38(a) and 38(b) of APB No. 15, is anti-dilutive.